Registration No. 33-98700
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             Registration Statement Under the Securities Act of 1933

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                           RECOVERY ENGINEERING, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    MINNESOTA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   41-1557115
                     (I.R.S. Employer Identification Number)

                             9300 NORTH 75TH AVENUE
                          MINNEAPOLIS, MINNESOTA 55428
                            TELEPHONE: (612) 315-5500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                BRIAN F. SULLIVAN
                             CHIEF EXECUTIVE OFFICER
                             9300 NORTH 75TH AVENUE
                          MINNEAPOLIS, MINNESOTA 55428
                            TELEPHONE: (612) 315-5500
                     (Name, Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                              of Agent for Service)

                          Copies of Communications To:
                              ERIC O. MADSON, ESQ.
                     ROBINS, KAPLAN, MILLER & CIRESI, L.L.P.
                               2800 LASALLE PLAZA
                               800 LASALLE AVENUE
                          MINNEAPOLIS, MINNESOTA 55402
                            TELEPHONE: (612) 349-8500

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          TERMINATION OF OFFERING; REMOVAL OF SHARES FROM REGISTRATION

Pursuant to a Registration Statement on Form S-3, Registration No. 33-98700 (the "Registration Statement"), Recovery Engineering, Inc. (the "Company") registered 94,000 shares of its common stock, par value $.01 per share (the "Common Stock"), for sale by certain selling shareholders on a delayed or continuous basis pursuant to Rule 415. The Registration Statement was declared effective on November 30, 1995.

No shares have been sold pursuant to the Registration Statement, and at February 23, 1998, an aggregate of 94,000 shares covered by the Registration Statement remain unsold.

The Company hereby terminates the Registration Statement. Pursuant to undertakings contained in the Registration Statement, the Company hereby removes from registration all of the 94,000 shares of Common Stock covered by the Registration Statement which have not been sold.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, in the City of Minneapolis, State of Minnesota, on February 24, 1998.

                                       RECOVERY ENGINEERING, INC.

                                       By  /s/ BRIAN F. SULLIVAN
                                          --------------------------------------
                                           Brian F. Sullivan
                                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

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

SIGNATURE                             TITLE                                         DATE
/s/ BRIAN F. SULLIVAN                 Chief Executive Officer, President            February 24, 1998
---------------------------------     and Director (Principal Executive Officer)
Brian F. Sullivan

/s/ CHARLES F. KARPINSKE              Vice President and Chief Financial Officer    February 24, 1998
---------------------------------     (Principal Financial and Accounting Officer)
Charles F. Karpinske

                                      Director                                      February __, 1998
---------------------------------
Robert R. Gheewalla

         *                            Director                                      February 24, 1998
---------------------------------
John E. Gherty

                                      Director                                      February __, 1998
---------------------------------
Sanjay H. Patel

                                      Director                                      February __, 1998
---------------------------------
William D. Thompson

         *                            Director                                      February 24, 1998
---------------------------------
William F. Wanner, Jr.

         *                            Director                                      February 24, 1998
---------------------------------
Ronald W. Weber

         *                            Director                                      February 24, 1998
---------------------------------
Richard J. Zeckhauser

* By  /s/ BRIAN F. SULLIVAN
      ---------------------------
      Brian F. Sullivan, Attorney-in-Fact

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